                         EXHIBIT INDEX


EXHIBIT NO.    TITLE OF DOCUMENT

 23.     1a.   Consent of Kenny S&P Evaluation Services,
               a division of J.J. Kenny Co., Inc.

         1b.   Consent of Deloitte & Touche LLP

         1d. Consent of Standard & Poor's Ratings Serv-ices, a division of The McGraw-Hill Compa-nies, Inc.

 27.           Financial Data Schedule.